UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)
April 12, 2010

VIVAKOR, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53535
(Commission File Number)

26-2178141
(IRS Employer Identification Number)

2590 Holiday Road
Suite 100
Coralville, Iowa 52241
(Address of principal executive offices)

(319) 625-2172
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events

On April 12, 2010, the Board of Directors of Vivakor, Inc. approved a dividend of shares of common stock of Regeneca International, Inc. (“Regeneca”), a Nevada corporation.  Vivakor previously received the shares from Regeneca in the fourth quarter of 2009 under a license agreement whereby Vivakor exclusively licensed to Regeneca, for the direct to consumer market, distribution rights to RegeneBlend, a nutraceutical formulation developed by Vivakor.  The interest currently held by Vivakor represents approximately 14% of Regeneca’s outstanding shares and 100% of this interest will be distributed to Vivakor shareholders in the dividend.  It is estimated that each Vivakor shareholder will be entitled to receive one share of Regeneca common stock for approximately every 11 shares of Vivakor common stock beneficially owned on the record date.  The record date for the distribution is expected to be April 22, 2010, subject to FINRA and creditor approval, and the distribution date is expected to be April 30, 2010.  After the dividend distribution, Vivakor will no longer have an ownership interest in Regeneca; however, it will continue to supply product to Regeneca under the terms of the license agreement.

Item 9.01   Financial Statements and Exhibits

(d)              Exhibits

99.1           Press Release dated April 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVAKOR, INC. (Registrant)

By:	/s/ Tannin J. Fuja
Name: Tannin J. Fuja
Title: President and Chief Executive Officer

Date: April 12, 2010